SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 3, 2015
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A-MARK PRECIOUS METALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	11-2464169
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

429 Santa Monica Blvd. Suite 230 Santa Monica, CA (Address of principal executive offices)	90401 (Zip code)

Registrant’s telephone number, including area code:  (310) 587-1477
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Effective June 3, 2015, the Company obtained a permanent increase in its demand Trading Credit Facility through an increase of the credit demand line of one of six institutional participants from a $20.0 million to $30.0 million. As a result, the aggregate lines available to the Company under the facility has increased from $220.0 million to $230.0 million.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2015

A-MARK PRECIOUS METALS, INC.

By:    /s/ Carol Meltzer
Name:    Carol Meltzer
Title:    General Counsel and Secretary